 Exhibit 4.9

COREBRIDGE FINANCIAL, INC.

TO

THE BANK OF NEW YORK MELLON,
Trustee

First Supplemental Indenture

Dated as of August 23, 2022

(Supplemental to Subordinated Indenture Dated as of August 23, 2022)

6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052

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Section 7.05. Tax Treatment	18
Section 7.06. Governing Law	18
Section 7.07. Severability	18
Section 7.08. Counterparts	19
Section 7.09. Trustee Makes No Representation	19
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FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of August 23, 2022 (the “Supplemental Indenture”), between Corebridge Financial, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (together with its successors and assigns in such capacity, the “Trustee”);

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee, an Indenture, dated as of August 23, 2022 (the “Existing Indenture”), providing for the issuance from time to time of the Company’s subordinated unsecured debt securities, debentures, notes, bonds or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series; and the Existing Indenture, as may be amended or supplemented from time to time in respect of the Notes, including by this Supplemental Indenture, is hereinafter referred to as the “Indenture”;

WHEREAS, Section 9.01 of the Existing Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Existing Indenture to establish the form and terms of additional series of Securities;

WHEREAS, Sections 2.01, 3.01 and 9.01 of the Existing Indenture permit the form and the terms of Securities of any additional series of Securities to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, the Company has authorized the issuance of $1,000,000,000 in aggregate principal amount of its 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052 (the “Notes”);

WHEREAS, the Notes will be established as a series of Securities under the Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One
Definitions and Other Provisions of General Application

Section 1.01. Relation to Existing Indenture

This Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Supplemental Indenture, shall apply to the Notes) in respect of the Notes, and shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affect in any manner the terms and conditions of the Securities of any other series.

Section 1.02. Definitions

For all purposes of this Supplemental Indenture, the capitalized terms used herein (i) which are defined in the recitals or introductory paragraph hereof have the respective meanings assigned thereto in the applicable provision of the recitals and introductory paragraph, and (ii) which are defined in the Existing Indenture (and which are not defined in the recitals or introductory paragraph hereof) have the respective meanings assigned thereto in the Existing Indenture. For all purposes of this Supplemental Indenture:

(a)          All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(b)          The terms “herein,” “hereof,” and “hereunder” and words of similar import refer to this Supplemental Indenture; and

(c)          The following terms have the meanings set forth below:

“AIGLH” means AIG Life Holdings, Inc., a Texas corporation.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Calculation Agent” means the Company, an Affiliate of the Company selected by the Company, or any other firm appointed by the Company, in each case, in the Company’s sole discretion, acting as calculation agent in respect of the Notes.

“Deferral Period” means the period beginning on an Interest Payment Date with respect to which the Company defers interest pursuant to Section 2.08 and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Notes.

“Exchange Notes” means notes issued by the Company hereunder containing terms identical to the Notes (except (i) that interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Original Issue Date, (ii) that the legend or legends relating to transferability and other related matters set forth on the Notes, including the Restricted Legend, shall be removed or appropriately altered and (iii) as otherwise set forth herein), to be offered to holders of Notes in exchange for Exchange Notes pursuant to the Exchange Offer.

“Exchange Offer” means a Registered Exchange Offer as defined in the Registration Rights Agreement.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the preceding sentence, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of Business Day and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“Initial Interest Reset Date” means December 15, 2027.

“Interest Period” means the period from, and including August 23, 2022 to, but excluding, December 15, 2022, and the period from, and including, each Interest Payment Date to, but excluding, the next Interest Payment Date or, if earlier, the Maturity Date.

“Interest Reset Date” means the Initial Interest Reset Date and each date falling on the five-year anniversary of the preceding Interest Reset Date.

“Interest Reset Period” means the period, from and including, the Initial Interest Reset Date to, but excluding, the next following Interest Reset Date and thereafter each period from, and including, each Interest Reset Date to, but excluding, the next following Interest Reset Date.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Original Issue Date” means August 23, 2022.

“Pari Passu Securities” means (i) AIGLH’s $55 million aggregate principal amount of 8.500% junior subordinated debentures due July 2030, (ii) AIGLH’s $142 million aggregate principal amount of 8.125% junior subordinated debentures due March 2046 and (iii) AIGLH’s $31 million aggregate principal amount of 7.570% junior subordinated debentures due December 2045.

“Parity Securities” means indebtedness of the Company that by its terms ranks in right of payment upon liquidation of the Company on a parity with the Notes, and includes the Notes and the Pari Passu Securities.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for the Company (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in:

(i)           the shortening of the length of time the Notes are assigned a particular level of equity credit by that rating agency compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the date hereof; or

(ii)          the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the date hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the representatives named therein.

“Regulatory Capital Event” means that the Company becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Company as a result of being so subject set forth criteria pursuant to which the full principal amount of the Notes would not qualify as capital under such capital adequacy guidelines, as the Company may determine at any time, in its sole discretion.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of such Interest Reset Period.

“Restricted Legend” means the legends set forth on Annex A to this Supplemental Indenture under the heading “Restricted Legend.”

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor provision.

“Supplemental Indenture” means this instrument as originally executed or as it from time to time may be supplemented or amended by one or more agreements supplemental hereto.

“Tax Event” means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

(i)           amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the date hereof;

(ii)          official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the date hereof; or

(iii)         threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which challenge is asserted against the Company or becomes publicly known on or after the date hereof, there is more than an insubstantial increase in the risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.

“Temporary Regulation S Legend” means the third paragraph of the legend set forth on Annex A to this Supplemental Indenture under the heading “Temporary Regulation S Legend.”

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

(i)           The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Reference Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Reference Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(ii)          If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Reference Date, as applicable. If there is no United States Treasury security maturing on the Reference Date but there are two or more United States Treasury securities with a maturity date equally distant from the Reference Date, one with a maturity date preceding the Reference Date and one with a maturity date following the Reference Date, the Company shall select the United States Treasury security with a maturity date preceding the Reference Date. If there are two or more United States Treasury securities maturing on the Reference Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE Two
General Terms and Conditions of the Notes

Section 2.01. Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Existing Indenture and this Supplemental Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereto, or as may, consistent with the Existing Indenture and this Supplemental Indenture, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued initially in the form of global notes (each, a “Global Note”), registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Each such Global Note will constitute a single Security for all purposes of the Indenture.

Section 2.02. Form of Notes

The Notes shall be in substantially the form of Annex A to this Supplemental Indenture.

Section 2.03. Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON. As Trustee

By:
Authorized Signatory

Section 2.04. Designation and Principal Amount

(a)            Designation

Pursuant to Sections 2.01 and 3.01 of the Existing Indenture, there is hereby established a series of Securities of the Company designated as the 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, the principal amount of which to be issued shall be in accordance with Section 2.04(b) and as set forth in a Company Order for the authentication and delivery of Notes pursuant to the Existing Indenture, and the form and terms of which shall be as set forth hereinafter.

(b)            Principal Amount; Additional Notes

Notes in an initial aggregate principal amount of $1,000,000,000 upon execution of this Supplemental Indenture, shall be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order. At any time and from time to time after the date hereof, without the consent of any Holders of the Notes, the Company may execute and deliver additional Notes to the Trustee for authentication, in an unlimited amount together with a Company Order for the authentication and delivery of such additional Notes, so long as such additional Notes are issued either (i) pursuant to a “qualified reopening” of the original series, (ii) with less than the de minimis threshold for original issue discount or (iii) otherwise as part of the same “issue” of debt instruments as the original series, in each case for U.S. federal income tax purposes. Any additional Notes so issued shall have the same terms and conditions as the Notes issued on the date hereof in all respects, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional Notes and first Interest Payment Date and shall be governed by this Supplemental Indenture and shall rank equally and ratably in right of payment with the Notes issued on the date of this Supplemental Indenture and, together with the Notes issued as of the date of this Supplemental Indenture, shall be treated as a single series of Notes for all purposes.

Section 2.05. Maturity

The Notes will mature on December 15, 2052 (the “Maturity Date”). If the Maturity Date is not a Business Day, payment of principal and interest to be made on the Maturity Date shall be made on the next Business Day (but no interest shall accrue as a result of such postponement).

Section 2.06. Depositary

The Notes shall be substantially in the form of Exhibit A, shall include the Trustee’s certificate of authentication in the form required by Section 2.05 of the Existing Indenture and shall be issued in fully registered definitive form without interest coupons.

The Notes initially are issuable solely as Global Securities and shall bear the legend required by Section 2.04 of the Existing Indenture.

With respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Depositary shall be The Depository Trust Company, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

Section 2.07. Rate of Interest; Interest Payment Dates

(a)            Rate of Interest; Accrual

The Notes shall bear interest on their principal amount: (i) from, and including, August 23, 2022, to, but excluding, the Initial Interest Reset Date at the rate of 6.875% per annum and (ii) from and including the Initial Interest Reset Date, during each Interest Reset Period, at the rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 3.846% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months. Defaulted Interest and interest deferred pursuant to Section 2.08 will bear interest, to the extent permitted by law, at the interest rate in effect from time to time provided in this Section 2.07(a), from and including the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.

(b)            Calculation Agent

Unless the Company has redeemed all of the outstanding Notes as of the Initial Interest Reset Date, the Company shall appoint a Calculation Agent with respect to the Notes prior to the Reset Interest Determination Date preceding the Initial Interest Reset Date. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent shall notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company shall notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the Initial Interest Reset Date will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the Indenture or this Note, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any Holder upon request.

(c)            Interest Payment Dates

Subject to Section 2.08, accrued interest on the Notes shall be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2022, and on the Maturity Date (each such date, an “Interest Payment Date”), or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement), to the Holders of the Notes at the close of business on the immediately preceding June 1 and December 1 (in each case, whether or not a Business Day), as the case may be.

Section 2.08. Deferral

(a)            Option to Defer Interest Payments

(i)           So long as no Event of Default with respect to the Notes has occurred or is continuing, the Company shall have the right, at any time and from time to time, to defer the payment of interest on the Notes for one or more consecutive Interest Periods that do not exceed five years for any single Deferral Period, provided that no Deferral Period shall extend beyond the Maturity Date, any earlier accelerated maturity date arising from an Event of Default or any other earlier redemption of the Notes. If the Company has paid all deferred interest (including compounded interest thereon) on the Notes, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.08(a).

(ii)          At the end of any Deferral Period, the Company shall pay all deferred interest (including compounded interest thereon) on the Notes to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(b)            Notice of Deferral

The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Holders of the Notes at least one Business Day and not more than 60 Business Days before the next Interest Payment Date. Such notice shall be given to the Trustee and each Holder of Notes at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid (or, as long as the Notes are held through DTC, such notice shall be transmitted in accordance with applicable procedures of DTC).

Section 2.09. Events of Default

(a)            Clauses (1) through (4) of Section 5.01 of the Existing Indenture shall not apply to the Notes. Clauses (5) and (6) of Section 5.01 of the Existing Indenture shall apply to the Notes.

(b)            If an Event of Default specified in Clause (5) or (6) of Section 5.01 of the Existing Indenture occurs, the principal amount of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

(c)            The Trustee shall provide to the Holders of the Notes notice of any Event of Default or default with respect to the Notes within 90 days after the Trustee has knowledge (as provided in Section 6.03(11) of the Existing Indenture) of such Event of Default or default. However, except in the case of a default in payment on the Notes, the Trustee will be protected in withholding the notice if the Trustee determines that withholding of the notice is in the interest of such Holders.

(d)            The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any Holders of the Notes pursuant to the Indenture in connection with any default, unless such remedies are available under the Indenture and the Trustee is directed to exercise such remedies pursuant to and subject to the conditions of Section 5.12 of the Existing Indenture, provided, however, that this provision shall not affect the rights of the Trustee with respect to any Events of Default as set forth in Section 2.09(b) that may occur with respect to the Notes. In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such default were an Event of Default.

(e)             For purposes of this Section 2.09, the term “default” means any of the following events:

(i)            default in the payment of interest, including compounded interest, in full on any Notes for a period of 30 days after the conclusion of a five-year period following the commencement of any Deferral Period if such Deferral Period has not ended prior to the conclusion of such five-year period;

(ii)           default in the payment of principal of or premium, if any, on the Notes when due; or

(iii)          default in the observance or performance of any covenant or agreement contained in the Indenture or the Notes.

Section 2.10. Security Registrar; Paying Agent; Place of Payment

The Company appoints the Trustee as Security Registrar and Paying Agent with respect to the Notes. The Place of Payment for the Notes will be as specified in the Notes.

Section 2.11. No Sinking Fund

The Notes shall not be subject to Article XII of the Existing Indenture.

Section 2.12. Subordination

The subordination provisions of Article XIV of the Existing Indenture shall apply to the Notes, except that solely for purposes of the Notes, Section 14.03 of the Existing Indenture shall be amended as follows:

(a)          Clauses (1) and (2) of Section 14.03 of the Existing Indenture shall be deleted and replaced with the following:

“(1) (i) In the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, (ii) in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, permitting the direct holders of that Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate maturity of that Senior Indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either subclause (i) or (ii) of this clause (1), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (iii) in the event that any judicial proceeding shall be pending with respect to a payment default or event of default described in subclause (i) or (i) of this clause (1), no payment or distribution of any kind or character, whether in cash, securities or other property, shall be made by the Company on account of the principal of or interest on the Notes unless and until all amounts then due and payable in respect of such Senior Indebtedness, including any interest accrued after such event occurs, shall have been paid in full.”

(b)          Clause “(3)” of Section 14.03 of the Existing Indenture shall be renumbered clause “(2)”; and

(c)          Clause “(4)” of Section 14.03 of the Existing Indenture shall be renumbered clause “(3)”.

Section 2.13. Defeasance

The Notes shall be subject to the defeasance and discharge provisions of Section 13.02 of the Existing Indenture and the provisions of Section 13.03 of the Existing Indenture regarding defeasance of certain covenants and certain events of default.

Section 2.14. Exchanges of Global Note for Non-Global Note

Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company does not appoint another institution to act as Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, or (C) the Company so directs the Trustee by a Company Order.

Section 2.15. Restricted Legend

(a)           Except as otherwise provided in paragraph (d) of this Section 2.15, or Section 2.14, each Note shall bear the legend set forth in Section 2.04 of the Existing Indenture and the Restricted Legend and any temporary Global Security authenticated and delivered for any Notes offered and sold in offshore transactions in reliance on Regulation S shall bear the Temporary Regulation S Legend. Following the expiration of the distribution compliance period set forth in Regulation S with respect to any temporary Global Securities, beneficial interests in such temporary Global Securities shall be exchanged for one or more permanent Global Securities upon certification that the beneficial holder is not a U.S. person (within the meaning of Regulation S).

(b)           The Notes shall initially be issued in the form of one or more individual Securities registered in the name of the Depositary. Any such Global Securities shall be Global Securities for purposes of the Existing Indenture and shall be subject to the provisions thereof governing Global Securities, except as modified hereby.

(c)           If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 without compliance with any limits thereunder and that the Restricted Legend or Temporary Regulation S Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company shall instruct the Trustee in a Company Order to cancel the Note and to authenticate and deliver to the Holder thereof (or to its transferee) a new Note of like tenor and amount of the same series, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend or Temporary Regulation S Legend, and the Trustee, upon receipt of an Officers’ Certificate and an Opinion of Counsel pursuant to Section 1.02 of the Existing Indenture, will comply with such Company Order.

(d)           By its acceptance of any Note bearing the Restricted Legend or Temporary Regulation S Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Supplemental Indenture and in the Restricted Legend and Temporary Regulation S Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Supplemental Indenture and such legend.

Section 2.16. Exchange Offer

Upon the occurrence of the Exchange Offer, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate (i) one or more Global Securities without the Restricted Legend or the Temporary Regulation S Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Securities with the Restricted Legend or Temporary Regulation S Legend accepted for exchange in the Exchange Offer and (ii) definitive Notes (if any) without the Restricted Legend or Temporary Regulation S Legend in an aggregate principal amount equal to the principal amount of the definitive Notes with the Restricted Legend or Temporary Regulations S Legend accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Securities with the Restricted Legend or Temporary Regulation S Legend to be reduced accordingly and shall cause any definitive Notes with the Restricted Legend or Temporary Regulation S Legend accepted for exchange in the Exchange Offer to be cancelled in accordance with Section 3.09 of the Existing Indenture. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of Notes under this Indenture.

Section 2.17. Reports by Company

The Company has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE Three
Covenants

Section 3.01. Dividend and Other Payment Stoppages

So long as any Notes remain outstanding, (a) if the Company has given notice of its election to defer interest payments on the Notes but the related Deferral Period has not yet commenced, or (b) a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to:

(i)          declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company;

(ii)          make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the Notes (including the Pari Passu Securities); or

(iii)        make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary if the guarantee ranks upon the Company’s liquidation on a parity with or junior to the Notes;

provided, however, the restrictions in clauses (i), (ii) and (iii) above do not apply to:

(A)          any purchase, redemption or other acquisition of shares of its capital stock by the Company in connection with:

(1)           any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors;

(2)           the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Deferral Period;

(3)           a dividend reinvestment or shareholder purchase plan; or

(4)           the issuance of shares of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable Deferral Period;

(B)          any exchange, redemption or conversion of any class or series of the Company’s capital stock, or shares of the capital stock of one of its Subsidiaries, for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

(C)           any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

(D)          any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto; or

(E)           any dividend in the form of stock, warrants, options or other rights where the dividend stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

(F)           (i) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the Notes) and (ii) any payments of principal or current or deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities.

For the avoidance of doubt, notwithstanding anything herein to the contrary, no terms of the Notes will restrict in any manner the ability of any of the Subsidiaries to pay dividends or make any distributions to the Company or to any other Subsidiaries.

ARTICLE Four
Redemption of the Notes

Section 4.01. Redemption

(a)           The Notes shall be redeemable in accordance with the procedures set forth in Article XI of the Existing Indenture:

(i)          in whole at any time or in part from time to time, during the three-month period prior to, and including, December 15, 2027, or the three-month period prior to, and including, each subsequent Interest Reset Date thereafter (each such period, a “Par Call Period”), in each case at 100% of the principal amount of the Notes being redeemed;

(ii)         in whole at any time or in part from time to time, on any date that is not within a Par Call Period, at a redemption price equal to the greater of (i) the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the next following Interest Reset Date (the “Reference Date”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, less interest accrued to the redemption date;

(iii)        in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event at 100% of the principal amount of the Notes being redeemed; or

(iv)        in whole, but not in part, at any time within 90 days after the occurrence of a Rating Agency Event at 102% of the principal amount of the Notes being redeemed;

plus, in each case, accrued and unpaid interest to but excluding the Redemption Date.

provided, in each case, that no partial redemption shall be effected unless at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Company or any of its Affiliates, shall remain outstanding after giving effect to such redemption.

provided, further, in each case, that all accrued and unpaid interest, including deferred interest (and compounded interest) shall have been paid in full on all Outstanding Notes for all Interest Periods ending on or before the Redemption Date.

(b)           In the case of a partial redemption, selection of the Notes for redemption shall be made, by lot by the Trustee; provided that for so long as the notes are held by DTC (or another Depositary), selection of the Notes for redemption shall be done in accordance with the policies and procedures of the Depositary. No Notes of a principal amount of $2,000 or less shall be redeemed in part. If any definitive Note is to be redeemed in part only, the notice of redemption that relates to such definitive Note shall state the portion of the principal amount of the Note to be redeemed. A new definitive Note in a principal amount equal to the unredeemed portion of such Note shall be issued in the name of the Holder of the Note upon surrender for cancellation of the original definitive Note.

(c)           The Company’s actions and determinations in determining the redemption price, including those of any agent designated by the Company, shall be conclusive and binding for all purposes, absent manifest error.

(d)           In no event, shall the Trustee be responsible for monitoring the ratings of the Notes or an occurrence of a Rating Agency Event.

(e)           The Trustee shall have no responsibility to calculate, or to verify the Company’s calculation of, the redemption price.

ARTICLE Five
Original Issue of Notes

Section 5.01. Calculation of Original Issue Discount

If during any calendar year any original issue discount shall have accrued on the Notes, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, or Treasury Regulations enacted thereunder, or other administrative or judicial guidance.

ARTICLE Six
Supplemental Indentures

Section 6.01. Supplemental Indentures without Consent of Holders

Solely for purposes of the Notes, Section 9.01 of the Existing Indenture shall be deleted and replaced with the following:

“Section 9.01. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may supplement or amend the Indenture for any of the following purposes:

(1)       to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(2)       to add to or modify the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company (including the Company’s surrendering, without limitation, of any redemption right, including the Company’s right to redeem the Notes upon the occurrence of the Rating Agency Event); provided that no such amendment or modification may add Events of Default or acceleration events with respect to the Notes; or

(3)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

(4)       to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

(5)       to make any changes to the Indenture in order to conform the Indenture to the final offering memorandum provided to investors in connection with the offering of the Notes.”

Section 6.02. Supplemental Indentures with Consent of Holders

Solely for purposes of the Notes, clauses (1) through (3) of Section 9.02(a) of the Existing Indenture shall be deleted and replaced with the following clauses (1) through (8):

“(1)     change the Stated Maturity of any payment of principal of or interest (including any additional interest) on the Notes;

(2)       change the manner of calculating payments due on the Notes in a manner adverse to Holders (it being understood that making changes to the Five-Year Treasury Rate as provided in the definition therein will not be deemed adverse to the Holders);

(3)       reduce the requirements contained in the Indenture for quorum or voting;

(4)       change the Place of Payment for any payment on the Notes that is adverse to the Holders or change the currency in which any payment on the Notes is payable;

(5)       impair the right of any Holder to institute suit for the enforcement of any payment on the Notes;

(6)       reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or any defaults hereunder and the consequences provided for hereunder;

(7)       reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of the Notes; or

(8)       modify any of the provisions of this Article IX.”

ARTICLE Seven
Miscellaneous

Section 7.01. Effectiveness

This Supplemental Indenture will become effective upon its execution and delivery.

Section 7.02. Successors and Assigns

All covenants and agreements in the Existing Indenture, as supplemented and amended by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 7.03. Relationship to Existing Indenture

This Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 7.04. Modification of the Existing Indenture

Except as expressly modified by this Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

Section 7.05. Tax Treatment

The Company and, by acceptance of the Notes or a beneficial interest in the Notes, each Holder and beneficial owner of a Note agree to treat the Notes as indebtedness for United States federal income tax purposes.

Section 7.06. Governing Law

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.07. Severability

If any provision of the Existing Indenture, as supplemented and amended by this Supplemental Indenture, shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

Section 7.08. Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt by telecopy or electronic mail of any executed signature page to this instrument shall constitute effective delivery of such signature page. Electronic signatures may be used in lieu of signatures affixed by hand, and such electronic signature shall have the same validity and effect as signatures affixed by hand.

Section 7.09. Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than its certificates of authentication.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

COREBRIDGE FINANCIAL, INC.

By:	/s/ Elias Habayeb
	Name:	Elias Habayeb
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

1

EXHIBIT A

FORM OF NOTE

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”), TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Temporary Regulation S Legend

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT (AS DEFINED BELOW)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

Restricted Legend

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (B) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

1

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (A “COVERED PLAN”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

2

BY ITS ACQUISITION OF THIS NOTE, EACH PURCHASER OF THIS NOTE THAT IS USING ASSETS OF ANY COVERED PLAN TO ACQUIRE OR HOLD THIS NOTE PURSUANT TO THE INITIAL OFFERING WILL BE DEEMED TO REPRESENT THAT NONE OF THE ISSUER, THE INITIAL PURCHASERS OR ANY OF THE ISSUER’S OR THEIR RESPECTIVE AFFILIATES HAS ACTED AS THE COVERED PLAN’S FIDUCIARY, OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER’S DECISION TO ACQUIRE THE NOTES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC, A NEW YORK CORPORATION, TO COREBRIDGE FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

3

COREBRIDGE FINANCIAL, INC.
6.875% FIXED-TO-Fixed reset RATE Junior Subordinated Notes due 2052

No.
CUSIP No.:

ISIN No.:

COREBRIDGE FINANCIAL, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of ______ dollars ($___________) on December 15, 2052 (the “Maturity Date”), or if such day is not a Business Day (as defined below), the following Business Day and no interest will accrue as a result of the postponement.

The Company further promises to pay interest on said principal sum (i) from and including December 15, 2022 to, but not including, December 15, 2027 at the rate of 6.875% per annum and (ii) from and including December 15, 2027, during each Interest Reset Period, at the rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 3.846% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2022, and on the Maturity Date (each such date, an “Interest Payment Date”), subject to deferral as set forth herein. In the event that any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day, and no interest will accrue as a result of that postponement. A “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business. Defaulted Interest and interest deferred pursuant to said Indenture will bear additional interest to the extent permitted by law, at the rate in effect from time to time, from and including the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in such Indenture, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (in each case, whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid, in the case of deferred interest, as provided in the following paragraph, and otherwise to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

1

Unless the Company has redeemed all of the outstanding Notes as of the Initial Interest Reset Date, the Company shall appoint a calculation agent (the “Calculation Agent”) with respect to the Notes prior to the Reset Interest Determination Date preceding the Initial Interest Reset Date. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent shall notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company shall notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the Initial Interest Reset Date will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the Indenture or this Note, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any Holder upon request.

So long as no Event of Default with respect to this Note has occurred or is continuing, the Company shall have the right at any time during the term of this Note to defer payment of interest on this Note for one or more consecutive Interest Periods that do not exceed five years for any single Deferral Period, during which the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid; provided, however, that no Deferral Period shall extend beyond the Maturity Date or the earlier accelerated maturity date arising from an Event of Default or redemption of this Note. Upon the termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements.

So long as any Notes remain outstanding, if the Company has given notice of its election to defer interest payments on the Notes but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or other distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any debt securities of the Company that rank upon the Company’s liquidation on a parity with this Note (including the Pari Passu Securities) or junior to this Note or (iii) make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiary if the guarantee ranks upon the Company’s liquidation on a parity with or junior to this Note (other than (a) any purchase, redemption or other acquisition of shares of its capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into prior to the beginning of the applicable Deferral Period, (3) a dividend reinvestment or shareholder purchase plan, or (4) the issuance of shares of the Company’s capital stock, or securities convertible into or exercisable for such shares, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable Deferral Period, (b) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock, (c) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such shares or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, or (f) (1) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the Notes), and (2) any payments of principal or current or deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities).

2

The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Holders of all Notes then Outstanding at least one Business Day and not more than 60 Business Days before the next Interest Payment Date. Such notice shall be given to the Trustee and the Holder of this Note at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid (or, as long as the Notes are held through DTC, such notice shall be transmitted in accordance with applicable procedures of DTC).

Payment of the principal of (and premium, if any) and interest on this Note will be made at the paying agency office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such bank account number as may be designated by the Person entitled thereto as specified in the Security Register in writing not less than ten days before the relevant Interest Payment Date.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder’s acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

3

The Company and, by acceptance of this Note or a beneficial interest in this Note, each Holder and beneficial owner of this Note agree to treat this Note as indebtedness for United States federal income tax purposes.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any person acquiring a beneficial interest herein, agree that either (A) no portion of the assets used by such purchaser to acquire and hold this Note or a beneficial interest in this Note constitutes assets of any (i) employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan, individual retirement accounts and other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement within the meaning of Section 3(42) of ERISA as modified by 29 CFR § 2510.3-101 or under any applicable Similar Laws or (B) the purchase and holding of this Note or a beneficial interest in this Note by such purchaser will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

COREBRIDGE FINANCIAL, INC.

By:
Name:
Title:

5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Officer

1

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized issue of Securities of the Company designated as the 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052 (herein called the “Notes”), issued under the Indenture, dated as of August 23, 2022 (the “Existing Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of August 23, 2022, between the Company and the Trustee (the “Supplemental Indenture,” and together with the Existing Indenture, the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes shall be redeemable at the election of the Company in accordance with the terms of the Indenture. In particular, this Note is redeemable:

(a)       in whole at any time or in part from time to time, during the three-month period prior to, and including, December 15, 2027, or the three-month period prior to, and including, each subsequent Interest Payment Date thereafter (each such period, a “Par Call Period”), in each case at 100% of the principal amount of the Notes being redeemed;

(b)       in whole at any time or in part from time to time, on any date that is not within a Par Call Period, at a redemption price equal to the greater of (i) the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the Reference Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, less interest accrued to the redemption date;

(c)       in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event or a Regulatory Capital Event, at a redemption price equal to 100% of the principal amount of the Notes being redeemed; or

(d)       in whole, but not in part, at any time within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes being redeemed.

plus, in each case, accrued and unpaid interest to but excluding the Redemption Date; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Outstanding Notes remain outstanding after giving effect to such redemption.

Notwithstanding the foregoing, the Company may not redeem the Notes unless all accrued and unpaid interest, including deferred interest (and compounded interest), has been paid in full on all Outstanding Notes for all Interest Periods ending on or before the Redemption Date.

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The Trustee shall have no responsibility to calculate, or to verify the Company’s calculations of, the redemption price.

In the event of a redemption of this Note in part only, a new Note or Notes and of a like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

No sinking fund is provided for the Notes.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Notes, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, if an Event of Default as set forth in the Indenture occurs, the principal amount of the Notes shall automatically become due and payable; provided that in any such case the payment of principal and interest on such Notes shall remain subordinated to the extent provided in Article XIV of the Existing Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained under Section 10.02 of the Existing Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall have the right to treat and shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip

code) (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint       agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:_________________________________          Your Signature: _________________________________

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*       Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustees).

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $     principal amount of Notes held in (check applicable space)     book-entry or      definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	under a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	for so long as the Notes are eligible for resale under Rule 144A, to a person seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or the account of another qualified buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)	☐	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)	☐	under any other available exemption from the registration requirements of the Securities Act.

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Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature of Signature Guarantee

Date: _______________________________

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company, the Issuer and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[     ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of U.S. Trustee or Custodian

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